Exhibit 99.1

NEWS RELEASE

Contact:
Greg L. Boane
Chief Financial Officer
(281) 388-5541

TEAM, INC. ANNOUNCES AMENDMENT TO CREDIT FACILITY

SUGAR LAND, TX - March 9, 2018 - Team, Inc. (NYSE: TISI) (“Team,” or the “Company”) today announced the successful completion of a seventh amendment to its secured credit facility (the “Credit Facility”) led by Bank of America, N.A. The amendment modifies the current agreement to: eliminate the Total Leverage Ratio covenant, raise the maximum Senior Secured Leverage Ratio covenant and reduce the minimum Interest Coverage Ratio covenant, among other changes, for the remaining term of the Credit Facility (July 2020).

Amerino Gatti, Team’s Chief Executive Officer, commented, “We are pleased with the continued support of our bank group and this amendment provides us with the financial flexibility necessary to focus our efforts on improving business operations through the strategic initiatives we are implementing. Our objective is to create an agile, efficient and cost-effective organization that leverages our size, scale and extensive service offerings.”

The Company announced it had amended its Credit Facility to modify certain of the financial covenants over the remaining term of the Credit Facility as follows:

1.	The Total Leverage Ratio (as defined in the Credit Facility agreement) covenant is eliminated for the remainder of the term of the Credit Facility.

2.	The Senior Secured Leverage Ratio (as defined in the Credit Facility agreement) covenant is amended to be as follows:

Fiscal Quarter Ending	Maximum Senior Secured Leverage Ratio

December 31, 2017, March 31, 2018 and June 30, 2018	4.25 to 1.00
September 30, 2018 through June 30, 2019	3.50 to 1.00
September 30, 2019 and each Fiscal Quarter thereafter	2.75 to 1.00

3.	The Interest Coverage Ratio (as defined in the Credit Facility agreement) covenant is amended to be as follows:

Fiscal Quarter Ending	Minimum Interest Coverage Ratio

December 31, 2017	3.00 to 1.00
March 31, 2018 through December 31, 2018	2.25 to 1.00
March 31, 2019 and each Fiscal Quarter thereafter	2.50 to 1.00

Additional details on the amendment can be found in our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 9, 2018.

About Team, Inc.

Headquartered near Houston, Texas, Team, Inc. is a leading provider of specialty industrial services, including inspection and assessment, required in maintaining and installing high-temperature and high-pressure piping systems and vessels that are utilized extensively in the refining, petrochemical, power, pipeline and other heavy industries. Team offers these services across its 220 branch locations and more than 20 countries throughout the world. For more information, please visit www.teaminc.com.

Forward-Looking Statements

Certain forward-looking information contained herein is being provided in accordance with the provisions of the Private Securities Litigation Reform Act of 1995. We have made reasonable efforts to ensure that the information, assumptions and beliefs upon which this forward-looking information is based are current, reasonable and complete. Such forward-looking statements involve estimates, assumptions, judgments and uncertainties. There are known and unknown factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Such known factors are detailed in the Company’s Annual Report on Form 10-K and in the Company's Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission, and in other reports filed by the Company with the Securities and Exchange Commission from time to time. Accordingly, there can be no assurance that the forward-looking information contained herein, including projected cost savings, will occur or that objectives will be achieved. We assume no obligation to publicly update or revise any forward-looking statements made today or any other forward-looking statements made by the Company, whether as a result of new information, future events or otherwise.

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